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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report (dated February 1, 1994) included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 (Registration No. 33-24650, No. 33-61914, No. 33-53291, No. 33-53951, No. 33-55305 and No.
33-55991) and on Form S-3 (Registration No. 33-53575 and No. 33-64559).



                                        ARTHUR ANDERSEN LLP


Los Angeles, California
March 29, 1996